Exhibit 1.2


                           CERTIFICATE OF AMENDMENT OF
                              DECLARATION OF TRUST




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                           CERTIFICATE OF AMENDMENT OF
                             DECLARATION OF TRUST OF
                         NATIONAL INCOME AND GROWTH FUND


     The undersigned hereby certify that each is a Trustee of National Income and Growth Fund, a Massachusetts business trust (the "Trust") and further certify that:

     1. The Declaration of Trust filed with the Secretary of the State for the Commonwealth of Massachusetts on June 27, 1986, as amended by instruments filed with said Secretary of the State on December 30, 1991 and March 18, 1992 (collectively, the "Declaration") is hereby further amended effective as of January 1, 1994 to change the name of the Trust to "Phoenix Income and Growth Fund" and to substitute said name for the name of "National Income and Growth Fund" in each place it appears in the Declaration.

     2. Said amendment was duly adopted in accordance with Article XI, Section 11.3(a) of the Declaration by a vote of the Trustees of the Trust at a meeting called for such purpose held on June 30, 1993.


     IN WITNESS WHEREOF, the undersigned have executed this instrument this 25th day of May, 1994.


/s/ C. DUANE BLINN                                /s/ PHILIP R. MCLOUGHLIN
-----------------------------                     ------------------------------
C. Duane Blinn                                    Philip R. McLoughlin



/s/ ROBERT CHESEK                                 /s/ JAMES M. OATES
-----------------------------                     ------------------------------
Robert Chesek                                     James M. Oates



/s/ E. VIRGIL CONWAY                              /s/ PHILIP R. REYNOLDS
-----------------------------                     ------------------------------
E. Virgil Conway                                  Philip R. Reynolds



/s/ HARRY DALZELL-PAYNE                           /s/ HERBERT ROTH, JR.
-----------------------------                     ------------------------------
Harry Dalzell-Payne                               Herbert Roth, Jr.



/s/ LEROY KEITH, JR.                             /s/ RICHARD E. SEGERSON
-------------------------------                  -------------------------------
Leroy Keith, Jr.                                 Richard E. Segerson